Exhibit 5.5

October 28, 2014

McCarter & English, LLP Four Gateway Center 100 Mulberry Street Newark, NJ 07102-4056 T. 973.622.4444 F. 973.624.7070 www.mccarter.com

Ingersoll-Rand Luxembourg Finance S.A.

c/o Ingersoll-Rand plc

170/175 Lakeview Dr.

Airside Business Park

Swords, Co. Dublin

Ireland

Re:   Ingersoll-Rand Luxembourg Finance S.A.

Ingersoll-Rand Public Limited Company

Ingersoll-Rand Company Limited

Ingersoll-Rand International Holding Limited

Ingersoll-Rand Company

Ingersoll-Rand Global Holding Company Limited

Registration Statement on Form S-3

Ladies and Gentlemen:

BOSTON EAST BRUNSWICK HARTFORD NEW YORK NEWARK PHILADELPHIA STAMFORD WASHINGTON, DC WILMINGTON

We have acted as special New Jersey counsel to Ingersoll-Rand Company, a New Jersey corporation (the “Co-Guarantor”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”), filed on October 23, 2014 by Ingersoll-Rand Luxembourg Finance S.A., a company duly organized and existing under the laws of Luxembourg (“IR Luxembourg”), Ingersoll-Rand Public Limited Company, a company duly organized and existing under the laws of Ireland (“IR plc”), Ingersoll-Rand Company Limited, a company duly organized and existing under the laws of Bermuda (“IR Limited”), Ingersoll-Rand International Holding Limited, a company duly organized and existing under the laws of Bermuda (“IR International”), Ingersoll-Rand Global Holding Company Limited, a Delaware corporation (“IR Global”) and the Co-Guarantor (collectively with IR Luxembourg, IR plc, IR Limited, IR International and IR Global, the “Guarantors”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, (the “Act”). The Registration Statement relates to, among other things, the registration under the Securities Act, and the proposed issuance and sale pursuant to Rule 415 under the Securities Act, of (i) $300,000,000 aggregate principal amount of 2.625% Senior Notes due May 1, 2020 (the “2.625% Notes”), (ii) $500,000,000 aggregate principal amount of 3.550% Senior Notes due November 1, 2024 (the “3.550% Notes”), and (iii) $300,000,000 aggregate principal amount of 4.650% Senior Notes due November 1, 2044 (the “4.650% Notes”, and collectively with the 2.625% Notes and the 3.550% Notes, the “Debt Securities”) to be issued by IR Luxembourg(the “Issuer”) and the guarantees (the “Guarantees”) of the Guarantors with respect to the same. The Debt Securities and the Guarantees are to be issued under an Indenture dated October 28, 2014 (the “Base Indenture”) by

Ingersoll-Rand Luxembourg Finance S.A., and others

October 28, 2014

and among the Issuer, the Guarantors and The Bank of New York Mellon, as trustee (in such capacity, the “Trustee”) as amended and supplemented by the First Supplemental Indenture dated as of October 28, 2014 relating to the 2.625% Notes, the Second Supplemental Indenture dated as of October 28, 2014 relating to the 3.550% Notes and the Third Supplemental Indenture dated as of October 28, 2014 relating to the 4.650% Notes, among the Issuer, the Guarantors and the Trustee, related to the Debt Securities. The Base Indenture together with the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture are referred to herein as the “Indenture”. The form of the Base Indenture was filed as an exhibit to the Registration Statement. The Guarantees will be issued pursuant to one or more notations of guarantee (each, a “Notation of Guarantee”) in the form set forth in the Indenture. This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the Registration Statement;

(ii)	the Final Prospectus Supplement relating to the Debt Securities;

(iv)	the Restated Certificate of Incorporation of the Co-Guarantor;

(v)	the By-laws of the Co-Guarantor, as currently in effect;

(vi)	the Indenture and the Debt Securities;

(vii)	the Notation of Guarantee with respect to each of 2.625% Notes, 3.550% Notes and 4.650% Notes; and

(viii)	certain resolutions adopted by the Board of Directors of the Co-Guarantor (the “Board of Directors”) on October 22, 2014 relating to, among other things, the Guarantees.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Co-Guarantor and such agreements, certificates of public officials, certificates of officers or other representatives of the Co-Guarantor, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies

Ingersoll-Rand Luxembourg Finance S.A., and others

October 28, 2014

and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Co-Guarantor and others. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Co-Guarantor, have the power, corporate or otherwise, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and, as to parties including the Co-Guarantor, the validity and binding effect on such parties. We have assumed that the Debt Securities will be manually signed or countersigned, as the case may be, by duly authorized officers of the Trustee. In addition, we have also assumed that the terms of the Debt Securities and Guarantees do not, and that the execution and delivery by the Co-Guarantor of, and the performance of its obligations under, the Indenture and the Guarantees will not, violate, conflict with or constitute a default under (i) any law, rule or regulation to which the Co-Guarantor is subject (except that we do not make the assumption set forth in this clause (i) with respect to the Opined on Law (as defined below)), (ii) any judicial or regulatory order or decree of any governmental authority (except that we do not make the assumption set forth in this clause (ii) with respect to the Opined on Law) or (iii) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority (except that we do not make the assumption set forth in this clause (iii) with respect to the Opined on Law).

Our opinions set forth below are limited to the New Jersey Business Corporation Act (the “NJBCA”) and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under the NJBCA (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the laws of any jurisdiction other than the Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated. Further, we have assumed that the Indenture has been and continues to be qualified under the Trust Indenture Act of 1939, as amended. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

In rendering the opinions set forth below, we have assumed that (i) IR Luxembourg has been duly organized and is validly existing under the laws of Luxembourg, IR plc has been duly organized and is validly existing under the laws of Ireland, IR Global has been duly incorporated and is validly existing under the laws of Delaware and IR Limited and IR International have been duly organized and are validly existing under the laws of Bermuda, (ii) the Issuer and each Guarantor (other than the Co-Guarantor) has duly authorized, executed and delivered the Indenture, in each case in accordance with its respective organization documents and the laws of Luxembourg, in the case of the Issuer, the laws of Ireland, in the

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case of IR plc, the laws of Delaware in the case of IR Global, and the laws of Bermuda, in the case of IR Limited and IR International, (iii) the execution, delivery and performance by the Issuer and each Guarantor of the Indenture does not and will not violate the laws of Luxembourg, in the case of IR Luxembourg, the laws of Ireland, in the case of IR plc, the laws of Delaware in the case of IR Global or the laws of Bermuda, in the case of IR Limited and IR International, or the laws of any other jurisdiction (except that no such assumption is made with respect to the laws of the State of New Jersey), and (iv) the execution, delivery and performance by the Issuer and each Guarantor (other than the Co-Guarantor) of the Indenture does not and will not constitute a breach or violation of, or require any consent to be obtained under, any agreement or instrument which is binding upon such Issuer or such Guarantor or its respective organizational documents.

Based upon and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

1.	The Co-Guarantor is validly existing as a corporation in good standing under the laws of the State of New Jersey. The Co-Guarantor has the corporate power and authority to enter into and perform its obligations under the Indenture and the Guarantees.

3.	The Indenture and the Notation of Guarantees representing the Co-Guarantor’s guarantees of the 2.625% Notes, the 3.550% Notes and the 4.650% Notes have been duly authorized, executed and delivered by the Co-Guarantor and are legal, valid and binding obligations of the Co-Guarantor, enforceable against the Co-Guarantor in accordance with their respective terms.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ McCarter & English, LLP
McCARTER & ENGLISH, LLP